UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Nevada	000-49862	33-0974674
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100-C Cooper Court, Los Gatos, CA	95032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 354-7200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 15, 2010, the board of directors (the “Board”) of Procera Networks, Inc. (the “Company”) appointed Paul Stich to the Company’s Board of Directors. Initially, Mr. Stich will not serve as a member of any committee of the Board.

In connection with his election to the Board, Mr. Stich will be entitled to receive the standard compensation offered to non-employee directors as follows: an annual retainer of $10,000 payable quarterly, $1,000 for attending each Board meeting in person or $500 for attending telephonically, and a quarterly option grant to purchase 3,750 shares of the Company’s common stock at the fair market value on the first trading day of each quarter. Mr. Stich may make an annual election to forego the cash compensation and to instead receive an additional option grant, equivalent in value to such cash compensation.   In addition, Mr. Stitch will be awarded an initial stock grant exercisable for 50,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.
(Registrant)

January 20, 2010	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer and Principal Accounting Officer